Exhibit 10.19

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of June 1, 2006 (this “Agreement”), is executed by and among Biolex, Inc., a Delaware corporation (the “Debtor”), and JOHNSON & JOHNSON DEVELOPMENT CORPORATION, as collateral agent (the “Collateral Agent”) for the Secured Party (as defined below).

Preliminary Statement

A. Reference is made to the Note Purchase Agreement for $17 Million Senior Secured Convertible Promissory Notes dated as of January 5, 2005 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Debtor and Johnson & Johnson Development Corporation (the “Secured Party”), pursuant to which the Debtor may issue, from time to time pursuant to the terms and conditions thereof, senior secured convertible promissory notes (as amended, supplemented or otherwise modified from time to time, each a “Note” and collectively, the “Notes”).

B. In order to induce the Secured Party to extend the credit evidenced by the Notes, Debtor has agreed to enter into this Agreement and to grant Collateral Agent, for the benefit of itself and the Secured Party, the security interest in the Collateral described below.

C. Accordingly, in consideration of the foregoing and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Collateral Agent and the Secured Party as follows:

SECTION 1. DEFINITIONS

1.1. Certain Terms. The following terms have the following meanings when used herein:

“Collateral” is defined in Section 2.1.

“Copyrights” means any copyrights, copyright registrations and copyright applications, and all renewals, extensions and continuations of any of the foregoing.

“Development Agreement” means the Selected Protein Development and Manufacturing Alliance Agreement between the Company and Centocor, Inc. dated as of December 31, 2004.

“Federal Registration Collateral” means Collateral with respect to which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

“Intellectual Property” means, collectively, all Copyrights, Patents and Trademarks.

“Lien” means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

“Notes” is defined in the preliminary statements hereto.

“Obligations” means the unpaid principal amount of, and interest on (including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Debtor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other monetary obligations and liabilities of the Debtor to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes or the Purchase Agreement, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

“Patents” means any patents, patent registrations and patent applications and all renewals, extensions and continuations of any of the foregoing.

“Permitted Liens” means (i) Liens existing as of the date hereof or arising under this Agreement; (ii) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Debtor maintains adequate reserves on its books; (iii) purchase money Liens on equipment acquired or held by Debtor incurred for financing the acquisition of the equipment, or existing on equipment when acquired; (iv) licenses or sublicenses granted in the ordinary course of Debtor’s business and any interest or title of a licensor or under any license or sublicense; (v) leases or subleases granted in the ordinary course of Debtor’s business, including in connection with Debtor’s leased premises or leased property; and (vii) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (i) through (iii).

“Real Property” means all of the Debtor’s real property and leasehold interests with respect to the Pilot Facility and the Launch Facility (as each such term is defined in the Development Agreement) and related immovable property and fixtures, and easements, together with all estates and interests of the Debtor therein, including lands, buildings, stores, manufacturing facilities and other structures erected on such property, fixed plant, fixed equipment and all permits, rights, licenses, benefits and other interests of any kind or nature whatsoever in respect of such real and immovable property.] [Discuss]

“Secured Party” is defined in the preliminary statements hereto.

“Security Interests” means the security interests granted or provided for pursuant to Section 2 hereof, as well as all other security interests created, assigned or provided as additional security for the Obligations pursuant to the provisions of this Agreement or any other agreements entered into in connection therewith.

“Specified Event of Default” means any “Event of Default” under the Notes.

“Trademarks” means any trademarks, trademark registrations, and trademark applications, all renewals, extensions and continuations of any of the foregoing and all goodwill attributable to any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided, however, that with respect to the perfection of the Security Interest and the effect of nonperfection thereof, the term “UCC” means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-301 of the Uniform Commercial Code as in effect in the State of Delaware.

UCC Definitions. Unless otherwise defined herein or in the Notes or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preliminary statements, recitals, and schedules, with such meanings.

SECTION 2. SECURITY INTEREST

2.1. Grant of Security Interest. The Debtor hereby assigns and pledges to the Collateral Agent, for the benefit of itself and the Secured Party, and hereby grants to the Collateral Agent, for the benefit of itself and the Secured Party, a security interest in, all of the following property, whether now or hereafter existing or acquired by the Debtor (the “Collateral”):

(a) Goods, including without limitation any and all Inventory, any and all Equipment and any and all Fixtures;

(b) Any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing properties or interests in properties or are otherwise necessary or helpful in the collection thereof or realization thereon;

(c) All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(d) All Proceeds and products of the foregoing, and all insurance pertaining to the foregoing and proceeds thereof.

As additional Collateral, the Debtor covenants that it will use its best efforts upon acquiring any Real Property to obtain the necessary third party consents to mortgage, pledge and collaterally grant and assign to the Collateral Agent for the benefit of the Secured Party, and create a security interest in favor of the Collateral Agent for the benefit of the Secured Party in, all of its right, title and interest in and to (but none of its obligations with respect to) such Real Property, whether now owned or hereafter acquired, and the proceeds and products thereof, all of which shall thereupon be included in the term “Collateral.”

Notwithstanding anything to the contrary contained herein, the term “Collateral” (i) shall not include any Intellectual Property and (ii) shall not include any property or assets of the Debtor which secures any Senior Indebtedness (as defined in the Purchase Agreement) unless and until Debtor shall have obtained consents from the lenders and lessors of the Senior Indebtedness necessary to permit the granting to Collateral Agent of a security interest in such property or assets (collectively, the “Lender Consents”). Debtor covenants that it will use commercially reasonable efforts to obtain the Lender Consents within sixty (60) days after the First Closing Date (as defined in the Purchase Agreement) and upon receipt by Debtor of the Lender Consents the subject property and assets shall thereupon be included in the term “Collateral”.

2.2. Security for Obligations. This Agreement and the Collateral in which the Collateral Agent, for the benefit of itself and the Secured Party, is granted a security interest hereunder by the Debtor secures the payment of all Obligations now or hereafter existing.

2.3. Security Interest Absolute, etc. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until all Obligations have been indefeasibly paid in full. All rights of the Collateral Agent and the Secured Party and the security interests granted to the Collateral Agent, for the benefit of itself and the Secured Party hereunder, and all Obligations of the Debtor, shall in each case be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of the Notes;

(b) the failure of the Collateral Agent or the Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Person under the provisions of the Notes or otherwise, or (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Debtor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of the Note;

(f) any addition, exchange or release of any Collateral (including the Collateral) or of any Person that is a guarantor of the Obligations, or any surrender or non-perfection of any Collateral (including the Collateral), or any amendment to or waiver or release or addition to, or consent to or departure from, any guaranty held by the Collateral Agent or the Secured Party securing any of the Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Debtor, any other obligor, any surety or any guarantor.

SECTION 3. REPRESENTATIONS AND WARRANTIES

The Debtor represents and warrants to Collateral Agent and to the Secured Party as set forth below.

3.1. Debtor Name, etc. The Debtor is incorporated in the State of Delaware. The Debtor does not have any trade names. During the four months preceding the date hereof, the Debtor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Debtor been the subject of any merger or other reorganization. The name set forth on the signature page is the true and correct name of the Debtor.

3.2. Ownership, No Liens, etc. The Debtor owns the Collateral free and clear of any Lien, except for the security interest created by this Agreement and Permitted Liens. No effective financing statement, evidence of transfer of ownership or other filing similar in effect covering any of the Collateral is on file in any recording office, except those filed in favor of the Collateral Agent and the Secured Party relating to this Agreement.

3.3. Validity, etc. This Agreement creates a valid security interest in the Collateral securing the payment of the Obligations. The Debtor has filed or caused to be filed all financing statements in the appropriate offices therefor (or has delivered to the Collateral Agent such financing statements in form suitable for filing in such offices) and has taken all of the actions necessary to perfect the security interests in the Collateral. The filing office where financing statements need to be filed in order to perfect the Collateral Agent’s Lien on the Collateral is set forth in Schedule I hereto.

3.4. No Consents. No consent, approval, authorization, or order of, or filing (other than the filing of the financing statements in the filing office listed in Schedule I hereto) registration or qualification with, any Governmental Authority is required either

(a) for the grant by the Debtor of the security interest granted hereby or the pledge by the Debtor of any Collateral pursuant hereto;

(b) for the perfection of the security interest created by this Agreement or the exercise by the Collateral Agent of its rights and remedies hereunder; or

(c) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement, or, except as may be required in connection with a disposition of the Collateral by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Agreement.

3.5. Inventory. All Inventory is, and will be, of good and merchantable quality, free from any material defects. Such Inventory is not, and will not be, subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts the Debtor’s or Collateral Agent’s ability to manufacture and/or sell the Inventory. The completion and manufacturing process of such Inventory by a Person other than the Debtor would be permitted under any contract to which the Debtor is a party or to which the Inventory is subject. The Debtor does not sell any Inventory to any customer on approval or on any other basis that entitles the customer to return, or which may obligate the Debtor to repurchase, such Inventory. None of the Debtor’s Inventory has been, or will be, produced in violation of any provision of the Fair Labor Standards Act of 1938, or in violation of any other law.

3.6. Accurate Information. All information heretofore, herein or hereafter supplied to Collateral Agent or the Secured Party by or on behalf of the Debtor with respect to the Collateral is and will be accurate and complete in all material respects.

3.7. Survival of Representations and Warranties. All representations and warranties of the Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

SECTION 4. COVENANTS

The Debtor covenants and agrees that, until the indefeasible payment in full of all Obligations, the Debtor will perform, comply with and be bound by the obligations set forth below.

4.1. Continuous Pledge. The Debtor will deliver to the Collateral Agent and at all times keep pledged to the Collateral Agent pursuant hereto, on a first-priority, perfected basis, all Collateral, and all proceeds and rights from time to time received by or distributable to the Debtor in respect thereof, subject to any Permitted Liens, any Liens securing the Senior Indebtedness (as defined in the Notes) and subject to the Intercreditor Agreement (as defined in the Purchase Agreement) at such time as it exists.

4.2. No Liens or Restrictions on Transfer or Change of Control. Subject to Section 4.1, all Collateral shall be free and clear of any Liens (other than Permitted Liens) and restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts. Without limiting the generality of the foregoing, the Company will use commercially reasonable efforts to exclude from agreements, instruments, deeds or leases to which it becomes a party after the date hereof provisions that would prevent the Company from creating a security interest in such agreement, instrument, deed or lease or any rights or property acquired thereunder as contemplated hereby. Except with the written consent of the Secured Party, the Company will use commercially reasonable efforts to exclude from any agreement, instrument, deed or lease provisions that would restrict the change of control or ownership of the Company, or the creation of a security interest in the ownership of the Company.

4.3. Voting Rights: Dividends, etc. Until the indefeasible payment in full of all Obligations, the Debtor agrees:

(a) immediately upon the occurrence and continuance of a Specified Event of Default and so long as the Collateral Agent has notified the Debtor of the Collateral Agent’s intention to exercise its voting power under this clause, that the Collateral Agent may exercise (to the exclusion of the Debtor) the voting power and all other incidental rights of ownership with respect to any Collateral and the Debtor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote all rights associated with the Collateral; and

(b) to promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

The Debtor hereby authorizes the Collateral Agent to endorse, in the name of the Collateral Agent, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any Collateral. All payment intangibles and proceeds which may at any time and from time to time be held by the Debtor but which the Debtor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by the Debtor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless a Specified Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in clause (a), the Debtor will have the exclusive voting power with respect to the Collateral and the Collateral Agent will, upon the written request of the Debtor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Debtor which are necessary to allow the Debtor to exercise that voting power; provided, that the Debtor agrees that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Debtor that would impair any Collateral or be inconsistent with or violate any provision of the Notes.

4.4. Change of Name, etc. The Debtor will not change its name or place of incorporation or organization except upon 30 days’ prior written notice to the Collateral Agent. In addition, the Debtor shall supplement the information contained in Schedule I hereto upon any such change including any changes to the information set forth in Section 3.1.

4.5. Further Assurances, etc. The Debtor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Debtor will:

(a) from time to time upon the request of the Collateral Agent after the occurrence and during the continuance of any Specified Event of Default promptly transfer any securities constituting Collateral into the name of the Collateral Agent (or any nominee designated by the Collateral Agent);

(b) execute and file (or cause to be filed) such financing statements or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby;

(c) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of the rights of the Debtor in respect of the Collateral; and

(d) furnish to the Collateral Agent, from time to time at the Collateral Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

The Debtor hereby authorizes the Collateral Agent to file (without the signature of the Debtor) one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. The Debtor agrees that an electronic copy or a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.

SECTIONS. THE COLLATERAL AGENT

5.1. Collateral Agent Appointed Attorney-in-Fact. The Debtor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time in the Collateral Agent’s discretion, following the occurrence and during the continuance of a Specified Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to file any claims or take any action or institute any proceedings for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

(b) to perform the affirmative obligations of the Debtor hereunder.

The Debtor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

5.2. Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for

(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Collateral or any other investment property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or

(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

5.3. Appointment. The Secured Party hereby appoints Johnson & Johnson Development Corporation as collateral agent for the Secured Party under this Security Agreement to serve from the date hereof until the termination of the Agreement.

5.4. Powers and Duties of Collateral Agent, Indemnity by Secured Party. (a) The Secured Party hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Secured Party in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. Collateral Agent shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(b) The Collateral Agent shall not be liable or responsible to the Debtor for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Debtor to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Debtor’s compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by Debtor to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(c) In the case of this Security Agreement and each instrument and document relating to any of the Collateral, the Debtor hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

5.5. Removal of Collateral Agent. At any time, the Collateral Agent may be removed and a new Collateral Agent appointed, by an amendment duly executed in compliance with Section 7.2, except that no signature of the Collateral Agent or Company is required.

SECTION 6. REMEDIES

6.1. Certain Remedies. If any Specified Event of Default shall have occurred and be continuing:

(a) the Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i) require the Debtor to, and the Debtor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties, and

(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as Collateral for, and/or then or at any time thereafter applied by the Collateral Agent against all or any part of the Obligations as determined by the Collateral Agent.

(c) The Collateral Agent may:

(i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

(iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv) endorse any checks, drafts, or other writings in the Debtor’s name to allow collection of the Collateral,

(v) take control of any proceeds of the Collateral, and

(vi) execute (in the name, place and stead of the Debtor) endorsements, assignments, undated powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

6.2. Compliance with Restrictions. The Debtor agrees that in any sale of any of the Collateral whenever a Specified Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to the Debtor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

6.3. Indemnity and Expenses.

(a) The Debtor agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement and the Notes to which the Debtor is a party, except claims, losses or liabilities resulting from the Collateral Agent’s gross negligence or wilful misconduct.

(b) The Debtor will, upon demand, pay to the Collateral Agent the amount of all expenses, including the fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with:

(i) the creation, perfection or maintenance of the Security Interests,

(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,

(iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Party hereunder, and

(iv) the failure by the Debtor to perform or observe any of the provisions hereof.

6.4. Protection of Collateral. If the Debtor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Debtor pursuant to Section 6.3 (it being understood that no request need be given to the Debtor as a condition to the Collateral Agent’s performance). In addition, the Collateral Agent may (at the expense of the Debtor) from time to time take any action which the Collateral Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 7. MISCELLANEOUS PROVISIONS

7.1. Binding on Successors, Transferees and Assigns; Assignment. This Agreement shall remain in full force and effect until all Obligations have been indefeasibly paid in full, shall be binding upon the Debtor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Collateral Agent and its successors, transferees and assigns; provided that the Debtor may not assign any of its obligations hereunder without the prior written consent of the Collateral Agent.

7.2. Amendments, etc. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Debtor from its obligations under this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, the Collateral Agent and the Debtor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.3. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the Collateral Agent or the Debtor at its address or facsimile number specified in the Purchase Agreement, or at such other address or facsimile number as may be designated by such party in a notice to each other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

7.4. Release of Liens. Upon the indefeasible payment in full of all Obligations, the security interests granted herein shall automatically terminate with respect to the Collateral. Upon the indefeasible payment in full of all Obligations, the Collateral Agent will, at the Debtor’s sole expense, deliver to the Debtor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder, and execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

7.5. No Waiver; Remedies. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7.6. Entire Agreement. This Agreement and the Notes constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

7.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.8. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions thereof.

7.9. Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

7.11. WAIVER OF JURY TRIAL. THE DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE NOTES OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT OR THE DEBTOR IN CONNECTION THEREWITH. THE DEBTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT AND THE SECURED PARTY ENTERING INTO THE NOTE.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

DEBTOR:

BIOLEX, INC.

By
Name:	Jan Turek
Title:	CEO

COLLATERAL AGENT:

JOHNSON & JOHNSON DEVELOPMENT CORPORATION, as Collateral Agent

By
Name:	Brad Vale
Title:	Vice President

SECURED PARTY:

JOHNSON & JOHNSON DEVELOPMENT CORPORATION, as Secured Party

By
Name:	Brad Vale
Title:	Vice President

SCHEDULE I

to Pledge and Security Agreement

SCHEDULE 1

to Security Agreement

Filing Offices

With respect to Collateral described in Subsections 2.1(a)-(d) of Security Agreement:

Secretary of State of Delaware, Division of Corporations, UCC Department

(http://www.state.de.us/corp/ucc.shtml)

With respect to Collateral that is Real Property under the Security Agreement:

The Company is considering locations for the Pilot Facility and Launch Facility (as such terms are defined in the Security Agreement) and the locations(s) selected will determine the appropriate filing office with respect to Real Property.

If Real Property is located in Chatham County, North Carolina:

Register of Deeds (http://www.chathamncrod.org/)

Chatham County

Reba G. Thomas

P.O. Box 756

Pittsboro, NC 27312

If Real Property is located in Durham County, North Carolina:

Register of Deeds (http://www.co.durham.nc.us/common/db-dept.cfm?ID=27)

Durham County

Willie L. Covington

PO Box 1107

Durham, NC 27702